Consent of Independent Auditors


We hereby consent to the reference to us under the heading
"General Information - Independent Auditors" in this Registration
Statement on Form N-1A for AllianceBernstein Blended Style
Series, Inc. - U.S. Large Cap Portfolio.





PricewaterhouseCoopers LLP

New York, New York
December 15, 2003